UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2017

INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InnSuites Hotels Centre, 1730 E. Northern Avenue, Suite 122
Phoenix, AZ	85020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (602) 944-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2017, InnSuites Hospitality Trust (the “Trust”) Board of Trustees approved potential additional indirect compensation paid to Suite Hotels Realty, an affiliate of both James Wirth, the Trust’s Chairman and CEO and Pamela Barnhill, the Trust’s Vice Chairperson, President and COO. The Trust has listed for sale its Yuma, Arizona hotel property with a California real estate broker. By Arizona statue, out of state brokers must work with a licensed Arizona real estate broker to conduct business in Arizona. James Wirth is a licensed real estate broker in Arizona and his license is held under Suite Hotels Realty. Suite Hotels Realty has agreed to assist the California real estate broker for a standard 5% of the amount of commission that the California real estate broker receives upon the consummation of the sale of our Yuma, Arizona hotel asset.

Item 8.01	Other Events

On December 6, 2017, the Board of Trustees approved a cash dividend of $0.01 per Share of Beneficial Interest of the Trust, payable on January 31, 2018 to shareholders of record as of December 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust
	By:	/s/ Adam B. Remis
Adam B. Remis
Chief Financial Officer

Date: December 8, 2017